Exhibit 4.56
                                                                    ------------


                                 AMENDMENT NO. 2
                           TO SERIES 2000-1 SUPPLEMENT
                          Dated as of January 31, 2002

     This AMENDMENT NO. 2 TO SERIES 2000-1 SUPPLEMENT, dated as of January 31, 2002 (this "Amendment") is between RENTAL CAR FINANCE CORP., an Oklahoma corporation ("RCFC"), and BANKERS TRUST COMPANY, a New York banking corporation (the "Trustee").

                                    RECITALS:

     A. RCFC and the Trustee entered into that certain Series 2000-1 Supplement, dated as of December 15, 2000, as amended by that certain Amendment No. 1 to Series 2000-1 Supplement, dated as of April 20, 2001 (the "Supplement").

     B. RCFC, Dollar Thrifty Automotive Group, Inc., a Delaware corporation ("DTAG"), the entities party thereto as Conduit Purchasers ("Conduit Purchasers"), the entities party thereto as Committed Purchasers ("Committed Purchasers"), the entities party thereto as Managing Agents ("Managing Agents"), and the Administrative Agent named therein ("Administrative Agent") entered into that certain Note Purchase Agreement, dated as of December 15, 2000, as amended by that certain Amendment No. 1 to Note Purchase Agreement, dated as of April 20, 2001 and as further amended by that certain Amendment No. 2 to Note Purchase Agreement dated as of the date hereof (the "Series 2000-1 Note Purchase Agreement").

     C. Simultaneously herewith, DTAG, RCFC, Thrifty, Dollar, the entities parties thereto as Financing Sources, the entities parties thereto as Beneficiaries and Bankers Trust Company, as Master Collateral Agent are entering into that certain Addendum No. 2 to the Amended and Restated Master Collateral Agency Agreement for the purpose of, among other things, incorporating the like-kind exchange program.

     D. Simultaneously herewith, RCFC, Thrifty, Dollar and DTAG are entering into that certain Amendment No. 5 to Master Motor Vehicle Lease and Servicing Agreement for the purpose of, among other things, incorporating certain provisions with respect to implementing the like-kind exchange program.

     E.   RCFC and the Trustee wish to amend the Supplement as provided herein.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Defined Terms. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Supplement.

     2. Amendments. Upon the terms and subject to the conditions set forth in this Amendment and in reliance on the representations and warranties of the parties hereto set forth in this Amendment, the parties hereto hereby agree to the following amendments to the Supplement.

     a.   Section 2(b) of the Supplement is hereby amended as follows:

          i. The definition of "Aggregate Asset Amount" is hereby amended to read in its entirety as follows:

                 "Aggregate Asset Amount" means, with respect to the Series 2000-1 Notes, on any date of determination, without duplication, the sum of (i) the Net Book Value of all Group II Vehicles with respect to which the applicable Vehicle Lease Expiration Date has not occurred, plus (ii) the Exchange Agreement Group II Rights Value, plus (iii) all amounts receivable, as of such date, due to RCFC, Thrifty or Dollar from Eligible Manufacturers under and in accordance with their respective Eligible Vehicle Disposition Programs, or from Eligible Manufacturers as incentive payments, allowances, premiums, supplemental payments or otherwise, in each case with respect to Group II Vehicles at any time owned, financed or refinanced by RCFC or with respect to amounts otherwise transferred to RCFC and pledged to the Master Collateral Agent, plus (iv) all amounts (other than amounts specified in clause (iii) above) receivable, as of such date, by RCFC, Thrifty or Dollar from any Person in connection with the Auction, sale or other disposition of Group II Vehicles, plus (v) all accrued and unpaid Monthly Base Rent and Monthly Supplemental Payments (other than amounts specified in clauses (iii) and (iv) above) payable in respect of the Group II Vehicles, plus (vi) cash and Permitted Investments on deposit in the Collection Account constituting Group II Collateral (less any portion thereof allocated to the Retained Interest), plus
          (vii) cash and Permitted Investments constituting Group II Collateral and cash and Permitted Investments in the Master Collateral Account constituting Group II Master Collateral.

          ii. The definition of "Asset Amount Deficiency" is hereby amended to read in its entirety as follows:

                 "Asset Amount Deficiency" means, with respect to the Series 2000-1 Notes as of any date of determination, the amount, if any, by which the Required Asset Amount exceeds the Aggregate Asset Amount, in each case, as of such date of determination.

          iii. The definition of "Carrying Charges" is hereby amended to add, after the words "(other than supplemental servicing fees)", in clause (i) thereof, the following:

          , fees, expenses and costs payable by RCFC in connection with an Exchange Program,

          iv. The definition of "Collections" is hereby amended to read in its entirety as follows:

                 "Collections" means (i) all payments including, without limitation, all Recoveries and Lease Payment Recoveries, by, or on behalf of a Lessee under the Master Lease, (ii) all Credit Draws under the Series 2000-1 Letter of Credit and withdrawals from the Series 2000-1 Cash Collateral Account, (iii) all payments including, without limitation, all Recoveries and Lease Payment Recoveries, by, or on behalf of any Manufacturer, under its Vehicle Disposition Program or any incentive program, (iv) the Unused Exchange Proceeds and all Substitute Group II Exchanged Vehicle Proceeds, (v) all payments including, without limitation, all Recoveries and Lease Payment Recoveries, by, or on behalf of any other Person as proceeds from the sale of Group II Vehicles, payment of insurance proceeds, whether such payments are in the form of cash, checks, wire transfers or other forms of payment and whether in respect of principal, interest, repurchase price, fees, expenses or otherwise, and (vi) all amounts earned on Permitted Investments arising out of funds in the Group II Collection Account and in the Master Collateral Account (to the extent allocable to the Trustee as Beneficiary thereunder); provided that the amount included in clauses (i) through (vi) shall not include any Exchange Proceeds until such time as RCFC is permitted to receive, pledge, borrow or otherwise obtain the benefits of such Exchange Proceeds consistent with the limitations set forth in the "safe harbor" provisions of Treasury Regulation ss. 1.1031(k)-1(g)(6).

          v. The definition of "Committed Purchasers" is hereby amended to read in its entirety as follows:

                 "Committed Purchasers" means, collectively, Bank One, BNS, Deutsche Bank and Dresdner as each such term is defined in the definition of "Ownership Group," and any of their successors and permitted assigns, and such other purchasers as shall become parties to the Series 2000-1 Note Purchase Agreement as Committed Purchasers.

          vi. The definition of "Conduit Purchasers" is hereby amended to read in its entirety as follows:

                 "Conduit Purchasers" means, collectively, Falcon Asset Securitization Corporation, Liberty Street Funding Corp. and Beethoven Funding Corporation, and any of their successors and permitted assigns, and such other purchasers as shall become parties to the Series 2000-1 Note Purchase Agreement as Conduit Purchasers.

          vii. The definition of "Eligible Manufacturer" is hereby amended to read in its entirety as follows:

                 "Eligible  Manufacturer"   means,   with  respect   to  Program
          Vehicles, DaimlerChrysler, Ford and Toyota, and with respect to Non-Program Vehicles, DaimlerChrysler, Ford, Toyota, General Motors, Honda, Nissan, Volkswagen, Mazda, Subaru, Suzuki, Mitsubishi, Isuzu, Kia and Hyundai, and, in each case, any other Manufacturer that (a) has an Eligible Vehicle Disposition Program that has been reviewed by the Rating Agencies and the Rating Agencies have indicated that the inclusion of such Manufacturer's Vehicles under the Master Lease (or any other Lease with respect to Group II Vehicles) will not adversely affect the then current rating of any Group II Series of Notes, and
          (b) has been approved by each Enhancement Provider, if any; provided, however, that upon the occurrence of a Manufacturer Event of Default with respect to such Manufacturer, such Manufacturer shall no longer qualify as an Eligible Manufacturer.

          viii. The definition of "Eurodollar Rate" is hereby amended by deleting the percentage ".50%" in clause (b) thereof and substituting in replacement thereof the percentage "1.00%".

          ix. The definition "Fixed Charge Coverage Ratio" is hereby deleted in its entirety.

          x. The definition of "Group II Master Collateral" is hereby amended to read in its entirety as follows:

                 "Group II Master Collateral" means all right, title and interest of RCFC in Group II Vehicles and proceeds thereof, the other Master Collateral and proceeds thereof in respect of Group II Vehicles, the Group II Assignment of Exchange Agreement and any other collateral or proceeds that the Master Collateral Agent has designated or segregated for the benefit of the Group II Series of Notes; provided that the Group II Master Collateral shall not include any Exchange Proceeds until such time as RCFC is permitted to receive, pledge, borrow or otherwise obtain the benefits of such Exchange Proceeds consistent with the limitations set forth in the "safe harbor" provisions of Treasury Regulation ss. 1.1031(k)-1(g)(6).

          xi. The definition of "Group II Vehicle" is hereby amended by deleting the first parenthetical phrase therein and substituting in replacement therefor the following:

                 (and any other Lease entered into among the Lessor, Lessees and Guarantor and designated therein as being in respect of Group II Vehicles)

          xii. The definition of "Lease Payment Recoveries" is hereby amended by adding the parenthetical phrase "(and any other Lease with respect to Group II Vehicles)" after the words "Master Lease" on the second and third lines thereof.

          xiii. The definition of "Limited Liquidation Event of Default" is hereby amended by deleting "DTAG" and substituting in replacement therefor the words "the Retained Interestholder".

          xiv. The definition of "Losses" is hereby amended in its entirety to read as follows:

                 "Losses" means, with respect to any Related Month, the sum (without duplication) of the following with respect to Acquired Vehicles leased under the Master Lease (and any other Lease with respect to Group II Vehicles): (i) all Manufacturer Late Payment Losses and Manufacturer Event of Default Losses for such Related Month, plus (ii) with respect to Disposition Proceeds received during the Related Month from the sale or other disposition of Acquired Vehicles (other than pursuant to a Vehicle Disposition Program), the excess, if any, of (x) the Net Book Values of such Acquired Vehicles calculated on the dates of the respective sales or final dispositions thereof, over (y) (1) the aggregate amount of such Disposition Proceeds received during the Related Month in respect of such Acquired Vehicles by RCFC, the Master Collateral Agent or the Trustee
          (including by deposit into the Collection Account or the Master Collateral Account) plus (2) any Termination Payments that have accrued with respect to such Acquired Vehicles, plus (iii) the amount of any Disposition Proceeds received previously and constituting a voidable preference pursuant to the Bankruptcy Code that were reclaimed, rescinded or otherwise returned during such Related Month.

          xv. The definition of "Managing Agents" is hereby amended in its entirety to read as follows:

                 "Managing Agents" means, collectively, Bank One, BNS and Dresdner, as each such term is defined in the definition of "Ownership Group," and any of their successors and permitted assigns, and such other Persons as shall become parties to the Series 2000-1 Note Purchase Agreement as Managing Agents.

          xvi. The definition of "Maximum Lease Commitment" is hereby amended by adding the parenthetical phrase "(and any other Lease with respect to Group II Vehicles)" after the words "Master Lease" on the last two lines thereof.

          xvii.  The definition  of "Maximum  Manufacturer Percentage" is hereby
     amended  to  delete,   after  the  words  "with  respect  to  any  Eligible
     Manufacturer,", the following:

          initially the percentage amount set forth on Schedule 1 hereto, and upon obtaining consent thereto from the Noteholders and other parties required under the Series Supplement for each other Group II Series of Notes, xviii. The definition of "Maximum Non-Program Percentage" is hereby amended to delete, in clause (b) after the words "at all other times", the following:

          20%, until such time as Schedule 2 hereto is in effect as described in the definition of "Maximum Manufacturer Percentage," and thereafter

          xix. The definition of "Minimum Enhancement Amount" is hereby amended to add, in clause (a)(ii)(A) after the words "Group II Collection Account" and in clause (b)(ii)(A) after the words "Group II Collection Account as of such date" the words ", the Exchange Agreement Group II Rights Value".

          xx. The definition of "Ownership Group" is hereby amended in its entirety to read as follows:

                 "Ownership  Group"  means each of the  following groups of Note
          Purchasers:

                    (i) Bank One, NA ("Bank One"), Deutsche Bank, AG, acting through its New York Branch ("Deutsche Bank"), Falcon Asset Securitization Corporation, and any other Conduit Purchaser administered by Bank One or any of Bank One's Affiliates (the "Bank One Ownership Group").

                    (ii) The Bank of Nova Scotia ("BNS"), Liberty Street Funding Corp., and any other Conduit Purchaser administered by BNS or any of BNS's Affiliates (the "BNS Ownership Group").

                    (iii) Dresdner  Bank  AG  ("Dresdner"), Beethoven  Funding
                 Corporation, and any other  Conduit Purchaser  administered  by
                 Dresdner  or  any  of   Dresdner's  Affiliates  (the  "Dresdner
                 Ownership Group").

                    (iv) Each Managing Agent and its related Conduit Purchasers and Committed Purchasers as shall become parties to the Series 2000-1 Note Purchase Agreement (each an "Additional Ownership Group").

                 By way of example and for avoidance of doubt, each of the Bank One Ownership Group, the BNS Ownership Group, the Dresdner Ownership Group and any Additional Ownership Group is a separate Ownership Group. An assignee of a Committed Purchaser shall belong, to the extent of such assignment, to the same Ownership Group as the assigning Committed Purchaser. A Committed Purchaser may belong to more than one Ownership Group at a time.

          xxi. The definition of "Qualified Intermediary Obligations" is hereby deleted in its entirety.

          xxii. The definition of "Related Documents" is hereby amended by adding the phrase ", Group II Assignment of Exchange Agreement" after the phrase "the Series 2000-1 Note Purchase Agreement".

          xxiii. The following definitions are hereby added in their appropriate alphabetical sequence:

                 "Disposition Proceeds" shall have the meaning specified in the Base Indenture and shall specifically include Substitute Group II Exchanged Vehicle Proceeds and the proceeds from Group II Exchanged Vehicles.

                 "Equity Offerings" means (i) the issuance by DTAG of its common stock, par value $0.01 per share (the "Common Stock"), pursuant to a registered public offering for net cash proceeds of a least $45,000,000, which proceeds were used to provide collateral for the financing of Vehicles by DTAG and its Subsidiaries, and (ii) the sale by DaimlerChrysler of 20,000,000 shares of the Common Stock of DTAG owned by it pursuant to a registered public offering which, following the consummation thereof, resulted in DTAG no longer being a subsidiary of DaimlerChrysler.

                 "Escrow Account" means a segregated trust account established, consistent with the requirements of the "safe harbor" provisions of Treasury Regulations ss.ss. 1.1031(k)-1(g)(4) and 1.1031(k)-1(g)(6),
          in accordance with the terms of the Exchange Agreement and into which are deposited the Exchange Proceeds and other funds with which to purchase Group II Replacement Vehicles.

                 "Exchange Agreement" means the agreement dated as of July 23, 2001 between the Qualified Intermediary and RCFC pursuant to which, among other things, the Qualified Intermediary holds the Exchange Proceeds in an Escrow Account consistent with the requirements of the "safe harbor" provisions of Treasury Regulations ss.ss. 1.1031(k)-1(g)(4) and 1.1031(k)-1(g)(6), as the same agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

                 "Exchange Agreement Group II Rights Value" means the value of the Group II Assignment of Exchange Agreement, which value shall be deemed to equal as of any given time the amount of the Exchange Proceeds at such time.

                 "Exchange Proceeds" means as of any given time the sum of (i) the money or other property from the sale of any Group II Exchanged Vehicle that is held in an Escrow Account as of such time, (ii) any interest or other amounts earned on the money or other property from the sale of any Group II Exchanged Vehicles that is held in an Escrow Account as of such time; (iii) any amounts receivable from Eligible Manufacturers and Eligible Vehicle Disposition Programs or from Auctions, dealers or other Persons on account of Group II Exchanged Vehicles; (iv) the money or other property from the sale of any Group II Exchanged Vehicle held in the Master Collateral Account for the benefit of the Qualified Intermediary as of such time and (v) any interest or other amounts earned on the money or other property from the sale of any Group II Exchanged Vehicle held in the Master Collateral Account for the benefit of the Qualified Intermediary as of such time.

                 "Exchange Program" means a program under which RCFC will exchange Group II Exchanged Vehicles for Group II Replacement Vehicles with the intent of qualifying for deferral of gain and loss under
          Section 1031 of the Code.

                 "Group II Assignment of Exchange Agreement" means the Collateral Assignment of the Exchange Agreement dated as of January 31, 2002 by and among RCFC, the Lessees and the Master Collateral Agent pursuant to which each of RCFC and each Lessee assigns (consistent with the limitations on RCFC's or such Lessee's, as the case may be, right to receive, pledge, borrow or otherwise obtain the benefits of the Exchange Proceeds contained in the "safe harbor" provisions of Treasury Regulation ss. 1.1031(k)-1(g)(6)), all of its right, title and interest in, to and under the Exchange Agreement as it relates to Group II Vehicles to the Master Collateral Agent, as the same agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

                 "Group II Exchanged Vehicle" means a Group II Vehicle that is transferred to the Qualified Intermediary in accordance with the "safe harbor" provisions of Treasury Regulation ss. 1.1031(k)-1(g)(4) and pursuant to the procedures set forth in the Exchange Agreement and thereby ceases to be a Group II Vehicle.

                 "Group II Replacement Vehicle" means a Vehicle designated by the Master Servicer as comprising Group II Collateral acquired in exchange for a Group II Exchanged Vehicle in accordance with the terms of the Exchange Agreement and under Section 1031 of the Code and the regulations promulgated thereunder.

                 "Net Equity Proceeds" means with respect to the sale or issuance by DTAG or any of its Subsidiaries to any Person (other than DTAG or any of its Subsidiaries) of any Capital Stock, other than pursuant to the Equity Offerings, or any warrants or options with respect to such Capital Stock or the exercise of any such warrants or options, the excess of:

                 (a) the gross cash proceeds received by DTAG or such Subsidiary from such sale, exercise or issuance (other than proceeds received with respect to (i) employee incentive compensation plans (including incentive stock options), (ii) employee stock purchase plans (including deferred stock purchase plans) and (iii) direct purchase plans (other than the plans described in the preceding clauses (i) and (ii)) to the extent such proceeds do not exceed $1,000,000 in any Fiscal Year), over

                 (b) all fees and expenses with respect to underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such sale or issuance or exercise which have not (other than in the case of reasonable out-of-pocket expenses) been paid to Affiliates of DTAG in connection therewith.

                 "Net Worth" means, with respect to any Person at any date, on a consolidated basis for such Person and its Subsidiaries, the excess of:

                 (a) the sum of capital stock (other than Redeemable Capital Stock) taken at par value, capital surplus (other than in respect of Redeemable Capital Stock) and retained earnings (or accumulated deficit) of such Person at such date;

                 over

                 (b) treasury stock of such Person and, to the extent included in the preceding clause (a), minority interests in Subsidiaries of such Person at such date.

                 "Qualified Intermediary" means such entity that (a) will be acting in connection with an Exchange Program so as to permit RCFC to make use of the "qualified intermediary" safe harbor of Treasury Regulation ss.1.1031(k)-1(g)(4) and (b) is acceptable to the Series 2000-1 Required Noteholders and the Rating Agencies.

                 "Substitute Group II Exchanged Vehicle Proceeds" means funds in the amount of the Net Book Value of Group II Exchanged Vehicles transferred by RCFC at the direction of the Master Servicer, from the Substitute Group II Exchanged Vehicle Proceeds Amount, from the Retained Distribution Account or otherwise from RCFC's capital and deposited into the Group II Collection Account to be treated as Disposition Proceeds of such Group II Exchanged Vehicles.

                 "Substitute Group II Exchanged Vehicle Proceeds Amount" means funds transferred by RCFC in respect of Group II Exchanged Vehicles from funds set aside for use as Substitute Group II Exchanged Vehicle Proceeds on deposit in the Series 2000-1 Excess Funding Account, if any, to the Group II Collection Account.

                 "Unused Exchange Proceeds" means the Exchange Proceeds that are not used to acquire Group II Replacement Vehicles and which are transferred from an Escrow Account to RCFC in accordance with the terms of the Exchange Agreement.

     b. Section 3.1(a) of the Supplement is hereby amended as follows:

          i. Clause (iii) is hereby deleted in its entirety and replaced with the following:

          (iii)  the Group II Assignment of Exchange Agreement;

          ii. The following text is hereby added as a new clause (iv) and the existing clause (iv) is renumbered as clause (v):

          (v)    any Unused Exchange Proceeds; and

     c. Section 3.1 of the Supplement is hereby amended by adding, after subsection (c), the following:

                 (d) Notwithstanding anything to the contrary in this Supplement or the Related Documents, the Master Lease Collateral shall not include, and RCFC does not hereby pledge, assign, convey, deliver, transfer or set over to the Trustee or any of the Group II Noteholders, any security interest, lien or other encumbrance in any Exchange Proceeds or any account or other arrangement for holding or investing any Exchange Proceeds until such time as RCFC is permitted to do so consistent with the limitations on the rights of a party to receive, pledge, borrow, or otherwise obtain the benefits of money or other property set forth in the "safe harbor" provisions of Treasury Regulation ss. 1.1031(k)-1(g)(6).

     d. Section 4A.1 of the Supplement is hereby amended by deleting the amount "$150,000,000" and substituting in replacement thereof the amount "$275,000,000".

     e. Section 4.6(a) of the Supplement is hereby amended by adding, at the end of subsection (a), the following:

          A portion of funds on deposit in the Series 2000-1 Excess Funding Account may, from and after January 31, 2002 and from time to time thereafter, be designated by RCFC as the Substitute Group II Exchanged Vehicle Proceeds Amount. This designated amount shall be available only for the purposes specified herein and shall not be otherwise generally available for withdrawal to be used for the purposes of other funds in the Series 2000-1 Excess Funding Account.

     f. Section 4.7(c) of the Supplement is hereby amended by replacing, in the third line of clause (i) the phrase "that are not required to make" with the following:

          in excess of the Substitute Group II Exchanged Vehicle Proceeds Amount, if any, and that are not allocated to making

     g. Section 4.7(c) of the Supplement is hereby amended by adding, in the last sentence of clause (i) after the words "Lessees under the Master Lease,", the following:

          to pay the Net Book Value of Vehicles being tendered for exchange of like-kind property into the Group II Collection Account,

     h. Section 4.8 of the Supplement is hereby amended by deleting the phrase "or the Paying Agent" on the third line thereof and by deleting the words "Paying Agent" on the fourth line thereof and substituting in replacement thereof the word "Trustee".

     i. Section 4.8(a) of the Supplement is hereby amended by (i) deleting the phrase "or the Paying Agent" on the second line thereof, and (ii) adding, after the words "Series 2000-1 Accrued Interest Account pursuant to the preceding sentence", the following:

          , after taking into account any funds available therein from the eries 2000-1 Excess Funding Account in excess of the Substitute Group II Exchanged Vehicle Proceeds Amount, if any,

     j. Section 4.8(b) of the Supplement is hereby amended by deleting the phrase "each of the Trustee and the Paying Agent" beginning on the third line thereof and substituting in replacement thereof the phrase "the Trustee".

     k. Section 4.8(c) of the Supplement is hereby amended by deleting the phrase "or the Paying Agent, as the case may be," on the third line from the end thereof.

     l. Section 4.9 of the Supplement is hereby amended by (i) deleting the phrase "the Trustee or" in clauses (i) and (ii) thereof and (ii) adding the following text in clause (ii) thereof as a new (B) and renumbering the existing
(B) as (C):

          the amount on deposit in the Series 2000-1 Excess Funding Account in excess of the Substitute Group II Exchanged Vehicle Proceeds Amount, if any on such Payment Date, and

     m. Section 4.10(a)(ii) of the Supplement is hereby amended by adding in clause (3)(v), after the words "the amount on deposit in the Series 2000-1 Excess Funding Account", the following:

          in excess of the Substitute Group II Exchanged Vehicle Proceeds Amount, if any,

     n. Section 4.10(a)(ii) of the Supplement is hereby amended by deleting the phrase "or the Paying Agent" in each of clauses (2), (3) and (4) thereof.

     o. Section 4.10(b) of the Supplement is hereby amended by deleting the phrase "the Trustee for the benefit of" on the third line thereof.

     p. The Supplement is hereby amended by adding the following to the end of Article 4:

                 Section 4.19. Application of Substitute Group II Exchanged Vehicle Proceeds. On any date on which RCFC determines to tender a Group II Vehicle to the Qualified Intermediary as a Group II Exchanged Vehicle, RCFC shall either:

                      (i) designate and direct the Trustee to transfer amounts in respect of the Substitute Group II Exchanged Vehicle Proceeds on deposit in the Series 2000-1 Excess Funding Account equal to the Net Book Value as of such date of the Group II Exchanged Vehicle to the Series 2000-1 Collection Account and treat such amounts as Disposition Proceeds of such Group II Exchanged Vehicle;

                      (ii) upon identifying a Group II Vehicle as a Group II Exchanged Vehicle designate on such date an increase in Exchange Agreement Group II Rights Value for the Net Book Value of such Group II Exchanged Vehicle and to the extent such increase in Exchange Agreement Group II Rights Value is less than the Net Book Value of such Group II Exchanged Vehicle, treat the difference as Losses hereunder; or

                      (iii) upon identifying  a Group  II Vehicle  as a Group II
                 Exchanged Vehicle, substitute one or more Group II Replacement Vehicles having an aggregate Net Book Value at least equal to the Net Book Value of the Group II Exchanged Vehicle to substitute for such Group II Exchanged Vehicle as Group II Collateral and Group II Vehicles for purposes of the Related Documents.

                 RCFC shall provide written instruction to the Trustee and Master Collateral Agent upon tender of a Group II Exchanged Vehicle to a Qualified Intermediary with respect to the designations, substitutions and transfers set forth in this Section.

     q . Schedule 1 of the Supplement is hereby deleted in its entirety and replaced with "RESERVED".

     r. Schedule 2 of the Supplement is hereby deleted in its entirety and replaced with a new Schedule 2, attached hereto as Exhibit A.

     3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the parties hereto under the Supplement, nor alter, modify amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Supplement, all of which are hereby ratified and affirmed in all respects by each of the parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Supplement specifically referred to herein, and any references in the Supplement to the provisions of the Supplement specifically referred to herein shall be to such provisions as amended by this Amendment.

     4.   Applicable Provisions.

     a. Pursuant to Section 8.6(c) of the Supplement, the parties hereto may enter into an amendment to the Supplement to provide for or accommodate financing Group II Vehicles and other Collateral or Master Lease Collateral that may be the subject of a like kind exchange program, provided that the Series 2000-1 Required Noteholders consent thereto.

     b. Pursuant to Section 11.2 of the Base Indenture and Section 8.6(a) of the Supplement, the Trustee, RCFC, the Servicers, Noteholders representing more than 50% of the Aggregate Principal Balance of the Series 2000-1 Notes and the Series 2000-1 Letter of Credit Provider may enter into an amendment of the Supplement provided that, as evidenced by an Opinion of Counsel, such amendment affects only the Series 2000-1 Noteholders.

     5. Waiver of Notice. Each of the parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

     6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties herein in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                 RENTAL CAR FINANCE CORP.


                                 By:  __________________________________________
                                      Pamela S. Peck
                                      Vice President and Treasurer

                                 BANKERS TRUST COMPANY, as Trustee


                                 By:  __________________________________________
                                      Name:
                                      Title:

Acknowledged and Consented to by:

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., as Master Servicer


By:  _____________________________
      Pamela S. Peck
      Treasurer

THRIFTY RENT-A-CAR SYSTEM, INC., as Servicer


By:  _____________________________
      Pamela S. Peck
      Treasurer

DOLLAR RENT A CAR SYSTEMS, INC., as Servicer


By:  _____________________________
      Michael H. McMahon
      Treasurer

CREDIT SUISSE FIRST BOSTON, as Enhancement Provider


By:  _____________________________
      Name:
      Title:

By:  _____________________________
      Name:
      Title:

BANK ONE, NA, in its capacity as Managing Agent and as a Series 2000-1 Noteholder


By:  _____________________________
      Name:
      Title:

THE BANK OF NOVA SCOTIA, in its capacity as Managing Agent and as a Series 2000-1 Noteholder


By:  _____________________________
      Name:
      Title:

DRESDNER BANK AG, in its capacity as Managing Agent and as a Series 2000-1 Noteholder


By:  _____________________________
      Name:
      Title:


By:  _____________________________
      Name:
      Title:


                                         EXHIBIT A
                                         ---------

                                         SCHEDULE 2

                 Schedule of Maximum Manufacturer Percentages of Group II Vehicles

   ------------------------- ------------------------------- -----------------------------------
     Eligible Manufacturer     Maximum Program Percentage*     Maximum Non-Program Percentage*
     ---------------------     ---------------------------     -------------------------------

         DaimlerChrysler                  100%                               30%
              Ford                        100%                               30%
             Toyota                       100%                               30%
         General Motors                    0%                                30%
              Honda                        0%                                30%
             Nissan                        0%                                30%
           Volkswagen                      0%                                30%
              Mazda                        0%                             Up to 25%
             Subaru                        0%                         Up to 15% (1) (2)
             Suzuki                        0%                         Up to 15% (1) (2)
           Mitsubishi                      0%                         Up to 15% (1) (2)
              Isuzu                        0%                         Up to 15% (1) (2)
               Kia                         0%                         Up to 5% (2) (3)
             Hyundai                       0%                         Up to 3% (2) (3)
   ------------------------- ------------------------------- -----------------------------------

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(1) The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi or Isuzu shall not exceed 15% in the aggregate.

(2) The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi, Isuzu, Kia or Hyundai shall not exceed 20% in the aggregate.

(3) The combined percentage of Group II Vehicles which are Non-Program Vehicles manufactured by Kia and Hyundai shall not exceed 7% in the aggregate.

*    As a percentage of the Group II Collateral.